Exhibit 4.1

                  INCORPORATED UNDER THE LAWS OF THE
                             STATE OF NEVADA

                           VIPER NETWORKS, INC.
                     Your Internet phone company(TM)
  NUMBER                                                          SHARES
___________                                                     __________

                                                     CUSIP NO. 92762r 10 5

This is to certify that

___________________________________________________________


is the record holder of

___________________________________________________________

shares of VIPER NETWORKS, INC. Common Stock transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Dated:


 /s/ Jason Sunstein                   /s/ Ronald Weaver
--------------------------           ---------------------------
Jason Sunstein, Secretary            Ronald Weaver, President

                    VIPER NETWROKS, INC.
                      CORPORATE SEAL
                         NEVADA